EX-28(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Lincoln Variable Insurance Products Trust of our reports dated February 17, 2021, relating to the financial statements and financial highlights, which appear in LVIP Delaware Diversified Income Fund, LVIP Delaware High Yield Fund, LVIP Delaware Limited-Term Diversified Income Fund, LVIP Delaware REIT Fund, LVIP Delaware SMID Cap Core Fund, LVIP Delaware U.S. Growth Fund and LVIP Delaware Value Fund’s (subsequent to reorganization, known as Delaware VIP® Diversified Income Series, Delaware VIP® High Yield Series, Delaware VIP® Limited-Term Diversified Income Series, Delaware VIP® REIT Series, Delaware VIP® Smid Cap Core Series, Delaware VIP® U.S. Growth Series, and Delaware VIP® Value Series, respectively) Annual Reports on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 28, 2021